United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2014

OSIRIS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32966	71-0881115
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (443) 545 - 1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 17, 2014, Gregory I. Law was hired as our Vice President of Finance and Principal Accounting Officer. Mr. Law has been a consultant for Osiris Therapeutics since 2006 in a variety of areas including Sarbanes Oxley compliance, internal audit and most recently as interim Controller.

Mr. Law, age 48, is an at-will employee and will receive a base salary of $220,000 per year with the opportunity to earn an annual bonus based on performance. He received 20,000 shares of Osiris Therapeutics stock at an exercise price of $13.05 that vests on an equal basis annually over four years. Prior to his employment by Osiris Therapeutics, Mr. Law’s previous employer billed Osiris Therapeutics $136,500 for consulting services provided by Mr. Law.

Mr. Law has over 25 years of finance and accounting experience in a variety of industries including biotechnology, telecommunications, energy, private equity, and consulting. Prior to his appointment at Osiris Therapeutics, Mr. Law was a Principal with Garland Group, where he provided consulting services to public and private companies in the areas of interim CFO and Controllership, financial reporting, mergers & acquisitions, valuation and compliance. Previously, Mr. Law held positions at McQuadeBrenan LLP, CRC Results, Control Solutions International, XO Communications, MCI and General Electric. He graduated from Virginia Tech with a BS in Accounting and earned his MBA from George Washington University.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

Dated: November 19, 2014	By:	/s/ PHILIP R. JACOBY, JR.
Philip R. Jacoby, Jr.
Chief Financial Officer

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